EXHIBIT 10.9

                       DATA PROCESSING SERVICES AGREEMENT

         This Agreement is made and entered into as of this 1st day of October, 1993, (the "Effective Date), by and between THE CONTINUUM COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 9500 Arboretum Boulevard, Austin, Texas 78759, and DST SYSTEMS, INC., a corporation organized and existing under the laws of the State of Missouri and having a principal place of business at 1055 Broadway, Kansas City, Missouri 64105 ("DST").

         WHEREAS, DST operates a data processing facility at 7201 E. 64th Court, Kansas City, Missouri (the "DST Data Center"), consisting of IBM 370 compatible Equipment with MVS or VM or DOS/VSE Operating System Software and peripheral equipment as used from time to time by DST in connection with such Equipment and Operating System Software but excluding third party software purchased for or supplied by Continuum, as hereinafter defined, or Continuum's Customers, as hereinafter defined, which is not currently used by DST or Continuum in their respective data centers (the "Data Center Configuration");

         WHEREAS, Continuum desires to obtain from DST, and DST desires to provide to Continuum for and on behalf of Continuum and its Customers, as hereinafter defined, certain data processing services provided at the DST Data Center;

         WHEREAS, in connection with and in consideration of Continuum's employing DST to provide and DST's providing such data processing services, DST shall assume certain costs resulting from Continuum's closing of its data center at Austin, Texas (the "Austin Data Center") and shall assist Continuum with the orderly transition of data processing from the Austin Data Center to the DST Data Center;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified:

                  1.01 The term "Application Software" shall mean programs aimed at completing specific tasks for the computer user, such as accounting, data base operation (including data base management systems), or word processing.

                  1.02  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  1.03 "Business", except when used in conjunction with the name "DST", shall mean the provision of access to software or data processing services to individuals and business entities in connection with the offer, sale, administration, recordkeeping or accounting with respect to insurance contracts and auxiliary or related investment contracts so long as a component of Continuum's or Vantage's

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         proprietary  Application  Software  is  being  or will be  utilized  in
         connection  therewith.  It  shall  include,  without  limitation,   the
         provision of data processing services to third parties on a remote access basis, but shall not include licensing third parties to use Continuum-owned software on such third party's own computer equipment to process insurance and related investment contracts sold by such third party and its subsidiaries. When used in connection with the name "DST", "Business" shall mean the provision of data processing services by DST, including both (a) the processing of Application Software and generating of output in connection therewith and (b) the provision of computer processing capabilities for the further enhancement and development of DST's and its Customers' Application Software.

                  1.04 The term "Central Time" shall mean whatever time is then current in Kansas City, Missouri.

                  1.05 "Continuum" shall mean The Continuum Company, Inc., a Delaware corporation, as well as all corporations, partnerships, joint ventures, or other business entities which Continuum owns or controls more than fifty percent (50%) of the outstanding voting shares or interests (each being a "Subsidiary" and collectively the "Subsidiaries").

                  1.06 "Continuum Application Software" shall mean Continuum's proprietary Application Software licensed or otherwise provided by Continuum to companies engaged in the life insurance, property and casualty insurance, and/or health insurance business (such business referred to herein as "Insurance").

                  1.07 The term "Current Austin Business" shall mean the Business conducted by Continuum on October 31, 1993 through utilization of the Austin Data Center.

                  1.08 The term "Current Vantage Business" shall mean the Business conducted by Vantage Computer Systems, Inc. on October 31, 1993 through utilization of the DST Data Center.

                  1.09 The term "Current Contractual Amount" shall mean the capacity which Continuum has advised DST in writing under Section 2.04 hereof that Continuum will require DST to provide for the provision of Data Processing Services to the Continuum Business including the Vantage Business. Thus, it represents that number of MIPS which DST is currently committed to provide to Continuum, and for which Continuum is currently contractually obligated to pay.

                  1.10 The term "Customer" shall refer to an individual or entity which has contracted with or utilizes the services of another entity to obtain private label or service bureau processing services or access to Application Software and data processing services necessary for such Customer to conduct its business operations. In the context of this agreement, the entity providing the services may be DST, Continuum or Vantage, as hereinafter defined.

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                  1.11  The  term  "Data  Processing  Services"  shall  mean the provision of access to computer processing units at the DST Data Center configured in accordance with the Data Center Configuration and capable
         of  processing  the  Current   Contractual  Amount  of  MIPS  (and  any
         increments as provided for herein): (a) to process Business of Continuum for its Customers and to generate output using Application Software (provided said Application Software is consistent with the Data Center Configuration or any necessary Operating System Software in excess thereof is separately purchased at Continuum's expense); (b) in connection with developmental work on Continuum's proprietary software or the development of Continuum's products and their derivatives; and
         (c) in connection with Continuum's internal data processing needs.

                  1.12  Fungible MIPS:

                           (a) A  "Fungible  MIPS" shall mean one MIPS on an IBM
                  370 compatible computer processing unit using an MVS or VM or DOS/VSE operating system or any operating system subsequently hereto adopted by the DST Data Center in the general course of DST's business in place of or in addition to those previously enumerated, and peripheral equipment then used by DST in connection with such equipment and such operating system which, from the commencement to the completion of processing, does not use or require more of any one variable resource than is generally contemplated as being within the Baseline Parameter.

                           (b) Exclusions. The term "Fungible MIPS" does not include:

                              (i) Network and network items outbound of the front end processors, channel extension equipment and LAN bridges and routers except as otherwise provided in Section
                  5.02 hereof;

                             (ii)   Disaster   recovery   costs  in   excess  of
                  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] per month (normal tape backup and off site rotation of backup tapes is not a part of disaster recovery and is included as a part of Fungible MIPS);

                            (iii)  Printers or printing;

                             (iv)  Application  Security   Administration  (some
                  systems  security  administration provided by DST);

                              (v)  Shipping and mailing costs;

                             (vi) Costs  incurred by Continuum in shutting  down
                  Continuum's Customers' processing facilities; and

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                           (viii)  Costs  incurred  to  acquire   equipment  and
                  software required to process new Continuum or Vantage Business (that is Business not in place on October 31, 1993) and
                  Continuum   Customers'   businesses,    including   additional
                  equipment and software costs required to serve such Customer which does not fit the DST Data Center Configuration or is not within the Baseline Parameter.

                         (ix)  Data Base Administration.

                  1.13 "Insurance Customers" shall mean Customers of Continuum engaged in the Insurance business.

                  1.14 "MIPS" shall refer to the number of instructions, in millions, which a computer processing unit ("CPU") can process within one second. Thus, "one MIPS" means that the CPU can process one million instructions per second. The Gartner Ratings current at the time of measurement will be used to determine the MIPS rating of a CPU.

                  1.15 The term "Operating System Software" shall mean computer programs, unique to a specific hardware configuration, that, by managing internal functions of a computer, provide a link between physical hardware and Application Software.

                  1.16 The term "Transition Period" shall mean that length of time commencing on the Effective Date required to transfer the Current Austin Business to the DST Data Center.

                  1.17 The term "Vantage" refers to Vantage Computer Systems, Inc. both as it existed prior to October 31, 1993 and as it exists subsequent to the completion of Vantage Computer Systems, Inc.'s merger with Continuum Acquisition, Inc. and the renaming of the surviving corporation.

         2. DATA PROCESSING SERVICES.  During the term of this Agreement:

                  2.01  Use of DST Data Center.

                           (a) DST shall make available to Continuum, and Continuum shall exclusively use, a dedicated portion of the DST Data Center configured in accordance with the Data Center Configuration as modified from time to time for the provision of Data Processing Services: (i) in connection with developmental work on Continuum's proprietary software or development of Continuum's products and their derivatives; and
                  (ii) to process all of the recordkeeping, accounting and other business processing of Continuum and its Insurance Customers in North America capable of being processed in the Data Center Configuration which, in the case of Continuum Customers, involves a significant use of Continuum's Application Software which Continuum has agreed, or in the future agrees, to provide. Such business processing shall use Continuum Application Software provided to DST by Continuum which is compatible with the Data Center Configuration.

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                           (b)   Notwithstanding   the   provisions  of  Section
                  2.01(a), Continuum shall not be required to use and DST shall not be required to provide the DST Data Center [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                           (c) [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                           (d) Continuum  may,  upon advance  notice to DST also
                  use the DST Data Center to provide Continuum's internal business data processing such as accounting.

                  2.02 Vantage Business. At and preceding the date hereof, DST provided Data Processing Services with respect to insurance policy recordkeeping and accounting for Vantage Computer Systems, Inc., a company acquired by Continuum Acquisition, Inc. from DST on or shortly before the date of this Agreement. DST shall continue to provide to Vantage (or its successor) the Data Processing Services to which it formerly provided under the terms and conditions of this Agreement for the fees and charges set forth in Appendix C hereto. The existing Service Agreement between DST and Vantage is hereby terminated and superseded by this Agreement.

                  2.03 Current Austin Business. DST shall, utilizing the DST Data Center, provide to Continuum and its Customers all of the recordkeeping and Data Processing Services provided by the Austin Data Center on October 31, 1993 to Continuum and its Customers, except for such data processing and other functions of the Austin Data Center which Continuum and DST jointly agree in writing that Continuum shall retain. DST and Continuum shall cooperate in the closure of the Austin Data Center and the transition of data processing services from the Austin Data Center to the DST Data Center as described in Section 7 below.

                  2.04  Growth of Business.

                           (a)  DST  shall   provide,   and  Continuum  and  its
                  Subsidiaries shall utilize the DST Data Center to provide additional Data Processing Services required by Continuum. Such additional Data Processing Services shall include: (i) those which result from growth of the Current Vantage Business and the Current Austin Business; (ii) subject to the provisions of Section 2.01 hereof, new Continuum Business and new Vantage Business arising from new software business or processing for Insurance Customers of Continuum and data processing business obtained by Continuum from Insurance Customers, provided the requirements of the software systems utilized in such business(es) are consistent with the Data Center Configuration and the Customers conducting such businesses then use or will [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] commence using Continuum's Application Software; and (iii) such other data processing activities which DST and Continuum from time to time jointly agree should be a part of the services provided by DST pursuant to this

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                  Agreement. Where the requirements of software systems employed by prospective Insurance Customers are not consistent with the Data Center Configuration or such Customers do not use or intend [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] to commence to using Continuum Application Software, DST shall not be required to provide Data Processing Services for such Customers, but Continuum shall nevertheless use reasonable efforts to advise DST of such prospective Customers and their data processing requirements and DST may, by prompt notice to
                  Continuum,   elect  to  provide  such  data   processing  upon
                  comparable terms and conditions as other third party providers of data processing may then be offering to Continuum for such data processing.

                           (b) In  connection  with the growth or  expansion  of
                  Continuum and Vantage Business, Continuum shall use its best efforts to provide DST as much prior notice of its need for Data Processing Services as possible and to keep DST apprised of Continuum's prospects for expansion of its existing Business and for acquisition of new Business and such new Businesses' anticipated processing needs. DST shall at all times, except when a Notice of Termination is pending, maintain the ability to provide increases in the number of MIPS available to Continuum for the conduct of its Business as follows:

                              (i) DST shall  supply to  Continuum,  upon  thirty
                           (30) days prior written request by Continuum, an increase in the MIPS over the then existing Current Contractual Amount, up to the number of unused or excess MIPS then available on the CPU's dedicated to Continuum or which may otherwise be available at the DST Data Center for Continuum's use ("Excess MIPS").

                             (ii) If Excess MIPS are not  available and DST must
                           acquire additional equipment to meet a Continuum request for additional MIPS, DST shall use reasonable efforts to acquire such equipment promptly and in any event within one hundred twenty (120) days of Continuum's request. If DST acquires additional equipment to meet a Continuum request for additional MIPS, Continuum shall be required to pay for such additional MIPS for a minimum period of six (6) months after the additional MIPS are available to Continuum.

                                     (iii) If, to meet a  Continuum  request for
                           additional MIPS, DST must acquire additional equipment within one hundred eighty (180) days of a disposition of equipment as a result of an earlier Continuum reduction of MIPS, and the per MIPS cost to DST of the additional equipment is greater than the per MIPS cost to DST of the equipment earlier

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                           disposed of (the "Per MIPS Spread"),  Continuum shall
                           reimburse DST an amount equal to the Per MIPS Spread times the lesser of (x) the number of MIPS of the additional equipment acquired by DST and (y) the number of MIPS of the equipment earlier disposed of by DST.

                                    (iv)  Continuum  may,  subject to subsection
                           2.04(b)(ii), reduce the number of MIPS provided by DST pursuant to this Agreement by written notice to DST; provided, however, that Continuum shall continue to pay for the number of MIPS subject to the reduction until the earlier of (x) the date DST is able to utilize such number of MIPS to meet other DST Data Center requirements or (y) thirty (30) days from the date DST receives such notice. At the time of any reduction in MIPS pursuant to this subsection (iv)
                           DST shall advise Continuum if such reduction will result in a disposition of equipment by DST, and Continuum may, within five (5) business days of such advice, elect that any number of MIPS it has reduced pursuant to this subsection (iv) be held available for Continuum's future use as soon as practical following request by Continuum and in any event made available within thirty (30) days after such request ("Standby MIPS"). Continuum shall pay DST for Standby MIPS at a daily rate of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] per Fungible MIPS, commencing [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] from the date DST receives notice of the MIPS reduction.

                              (v) Continuum may not have pending at the same time a notice to add MIPS under Section 2.04(b)(i) and a notice to reduce MIPS under Section 2.04(b)(iv).

                  2.05  File Access.

                           (a) Continuum shall have  unrestricted  access to all
                  Continuum Business files maintained on the computer equipment at the DST Data Center in connection with DST's performance of Data Processing Services for Continuum except (i) for periods of emergency maintenance after notice to and consultation with Continuum and (ii) during 12:01 a.m. Sunday Central Time through 8:00 a.m. Sunday Central Time when DST may close access to the DST Data Center to permit maintenance, installation or testing of equipment and software. DST may upon thirty (30) days written notice change the time of the regular 8-hour maintenance period.

                           (b) DST may from time to time to permit  maintenance,
                  installation or testing of equipment and software, and upon at least seven (7) days prior written notice and consultation

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                  with Continuum,  close the DST Data Center on any specific day other than on regular work days. "Regular work days" shall be Monday through Friday from 7:00 a.m. to 7:00 p.m. Central Time, excluding Christmas, Thanksgiving Day, New Years Day, Memorial Day, July Fourth, and Labor Day.

                  2.06  Service   Levels.   In  providing  the  Data  Processing
         Services, DST agrees to meet the service levels set forth in Appendix B attached hereto.

         3. TERM. Unless terminated as provided in Section 10 below or by agreement of the parties, this Agreement shall have an initial term of six (6) years beginning on the Effective Date. Thereafter, this Agreement shall be automatically renewed for successive one (1) year periods unless terminated by either party pursuant to Section 10 hereof.

         4.  FEES AND PAYMENT.

                  4.01 Continuum agrees to pay to DST the fees, charges and expenses for Data Processing Services set forth in Appendix C hereto for the Existing Vantage Business, the Current Austin Business and any new business obtained by Continuum (collectively the "Continuum Business"). Continuum shall also reimburse DST for all out-of-pocket expenses incurred by DST at the prior request of Continuum which are not covered under Appendix C. All amounts payable to DST shall be due within thirty (30) days of Continuum's receipt of DST's invoice.

                  4.02 Any sum which became due to DST hereunder after January 1, 1995 which is not paid within the period specified in Section 4.01 shall incur, and Continuum shall pay, a late payment charge at the rate of one percent (1%) per month or part of a month, but in no event an amount exceeding the maximum late payment charge allowed by applicable law; provided, however, if Continuum notifies DST of a good faith dispute within fifteen (15) days of receipt of an invoice from DST, and DST agrees that a good faith dispute exists, no late payment charge will accrue on the amount in dispute. If DST does not agree that a good faith dispute exists it will promptly notify Continuum. If DST and Continuum agree that a good faith dispute exists, Continuum shall nevertheless pay when due that part of the invoiced amount not in dispute.

         5.  EQUIPMENT AND DATA COMMUNICATION LINES.

                  5.01 Telecommunications and Datacommunications Equipment and Lines. Except as otherwise stated in Sections 5.02 and 5.03 hereof, Data Processing Services do not include equipment, devices, lines charges, or other charges for the transmission or receipt of data or voice transmissions to or from the DST Data Center. Continuum and its Customers, at its or their own expense, will obtain all necessary telephone and data communications equipment and supplemental telephone and data communication services including, but not limited to, terminal equipment compatible with the DST equipment and the DST Data Center,

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         suitable dataset, and appropriate telephone and data communication line service to the DST Data Center, if applicable. If requested by Continuum, and if available to DST, DST shall acquire such equipment for Continuum and bill Continuum the cost.

                  5.02 Management of Data Communications Network. Notwithstanding Continuum's ultimate responsibility therefor, DST, on behalf of Continuum and its Customers, shall manage the data communications network insofar as it consists of lines which have been ordered from the vendor by DST which access the DST Data Center. Such management is included in the Per MIPS Charge paid by Continuum and shall consist of assisting Continuum and its Customers to identify and to obtain the appropriate assistance to resolve any problems pertaining to such network.

                  5.03 Continuum-Only Datacommunications Network. DST shall provide at no extra charge a datacommunications network from the DST Data Center to Continuum's facility in Austin, Texas consisting of one
         (1) T-1, one (1) pair of Timeplex Multiplexers, one (1) pair of Series One COMPUTERM Channel Extenders, one (1) pair of CISCO Routers, four
         (4) 3480 tape transports and two (2) 3420 tape transports, or replacement equipment provided by DST which will provide comparable functionality. Such equipment provided by DST shall remain the property of DST and Continuum shall deinstall, package, and return such equipment to DST at no charge to DST in a manner that will permit continued Vendor maintenance, upon the expiration or termination of this Agreement. All such DST-owned equipment on Continuum's premises shall display a notice stating that it is the property of DST. Any additional or extra equipment required by Continuum at Continuum's location(s) in the future will be acquired at Continuum's expense in accordance with the provisions of Section 5.01 hereof.

         6.  DOCUMENTATION, SOFTWARE AND PROPRIETARY RIGHTS.

                  6.01 DST Documentation. DST shall supply Continuum and any Customers designated in writing by Continuum from time to time with all relevant documents and procedures in use by DST (the "Documentation") necessary to input and retrieve information and data into and out of DST's facilities. Whenever such Documentation is changed, DST shall promptly supply copies of the changes to Continuum. DST will give Continuum advance notice of any material change in Documentation which affects Continuum and its Customers and will consult with Continuum respecting the impact of such changes. Continuum shall be responsible for distributing such Documentation and changes to its Customers. Continuum agrees that it and its Customers shall observe and comply with the requirements of the Documentation.

                  6.02 Continuum Grant. Continuum shall supply DST with and hereby grants to DST, at no charge, a restricted non-exclusive license for the term of this Agreement to use Continuum Application Software, relevant Continuum Documentation, and other procedures and software code to the extent necessary for DST to perform its obligations hereunder.

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         7.  TRANSITION OF CURRENT AUSTIN BUSINESS.

                  7.01  Austin Data Center.   During the Transition Period:

                           (a) Continuum will retain control of the space occupied, the equipment and software utilized and the employees employed at the Austin Data Center and will continue to operate the Austin Data Center through October 30, 1993. All costs and expenses related to Austin Data Center remain with Continuum through October 30, 1993, unless otherwise agreed in writing between DST and Continuum; provided that, if equipment and/or third party software is earlier transferred to the DST Data Center, DST will at that time assume responsibility for such equipment and/or software.

                           (b) If DST  determines  that it needs to  locate  DST
                  personnel at the Austin Data Center during the term of this Agreement, Continuum shall provide reasonable facilities at such site for DST's use without charge to DST.

                           (c)  Except  as  the  parties  may  otherwise  agree,
                  Continuum shall cause the existing Austin Data Center equipment leases, software leases and licenses (to the extent Continuum's rights in such software are transferable) and related maintenance agreements set forth in Appendix D to be transferred to DST effective as of November 1, 1993.

                  7.02  Transfer of Portions of Data Processing Services.

                           (a) As functions or processing  responsibilities  are
                  transferred from the Austin Data Center to the DST Data Center, DST shall assume responsibility therefor.

                           (b) DST shall not charge Continuum for Data Processing Services provided by DST at the DST Data Center for Current Austin Business (but not Existing Vantage Business which continues to be charged pursuant to Appendix C) until the earlier of (a) the date the transition of the Current Austin Business to the DST Data Center is complete or (b) as of opening of business on November 1, 1993.

                           (c)  On November 1, 1993:

                              (i) DST shall assume all of the expenses of Austin
                           Data Center equipment and third party software listed on Appendix D (including assuming all equipment leases listed on Appendix D and purchasing Continuum-owned equipment listed on Appendix D at book value and paying personnel costs for those
                           Continuum personnel at Austin whom DST elects to employ to provide the data processing services to Continuum). Continuum shall transfer to DST all of Continuum's rights in and to such equipment and software (to the extent Continuum's rights in such software are transferable) unless other arrangements are agreed to by DST and Continuum. Continuum hereby agrees to execute any documentation necessary to accomplish or evidence such transfer of ownership to DST. DST shall purchase the equipment and software listed on Appendix D (to the extent Continuum's rights in such software are transferable) for [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

                              (ii) DST shall  hire such of  Continuum's  current
                           Austin Data Center staff as DST desires to employ and Continuum shall use its best efforts to cause any persons selected to accept employment with DST. The disposition of the remaining employees employed in the Austin Data Center shall be at Continuum's sole direction and expense.

                             (iii) Continuum shall be responsible for any severance pay, accrued benefits and other costs and expenses resulting from the termination by Continuum of any Austin Data Center personnel, whether or not employed by DST.

                              (iv) Continuum shall cooperate with DST and use its best efforts and take all necessary steps to assist DST to migrate the Austin Data Center data processing to Kansas City as soon as practicable after November 1, 1993. DST and Continuum shall each use its best efforts to complete the transfer of the Current Austin Business to the DST Data Center within five (5) months from the Effective Date. (d) After processing responsibilities are transferred to the DST Data Center, DST shall be entitled to substitute or to replace at its own expense (except as hereinafter provided) any Operating System Software utilized by Continuum to operate the Continuum Application Software with software currently used by DST or new software, provided that such replacement software shall provide essentially the same functions as the software being replaced. DST will consult in advance with Continuum respecting such substitution or replacement and, if such substitution or replacement impacts Continuum's use of the DST Data Center, DST will take reasonable steps to accommodate Continuum's business needs. DST and Continuum agree to work together to consolidate and update all software at the DST Data Center where cost effective for both parties.

                  7.03 Completion of Transition. When DST has completed the transition of the Continuum Systems from the Austin Data Center to the DST Data Center and disposed of all equipment it does not desire to relocate to DST Data Center, DST will notify Continuum thereof.

         8.  WARRANTIES.

                  8.01 DST Warranties. DST warrants that, in performing the Data Processing Services:

                           (a) It will  provide  the  Data  Processing  Services
                  described in this Agreement in a manner consistent with its operation of the DST Data Center for its Customers other than Continuum;

                           (b) Output will be consistent with the data and other
                  input supplied by Continuum and its Customers and the Application Software supplied by Continuum which are used to perform the Data Processing Services;

                           (c) DST is the lawful  user of all  Operating  System
                  Software and Application Software (except Application Software provided to DST by Continuum, Vantage or their Customers) used in providing Data Processing Services hereunder; such Operating System Software and Application Software has been lawfully acquired by DST and DST has the right to utilize such Operating System Software and such Application Software to perform Continuum's processing;

                           (d) DST shall use the Application  Software  provided
                  by  Continuum  to  provide   services  to  Continuum  and  its
                  Customers and for no other purpose; and

                           (e) THE WARRANTIES  STATED ABOVE IN THIS SECTION 8.01
                  ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY DST. DST DOES NOT MAKE AND HEREBY DISCLAIMS, AND CONTINUUM HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED. WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

                           (f) Except for software and files introduced or provided to the DST Data Center by Continuum, Vantage or their Customers, DST does not have actual knowledge of any viruses or disabling devices in any of the software at the DST Data Center utilized by Continuum, Vantage or its Customers, and DST shall maintain commercially reasonable procedures to protect against the introduction of such viruses or disabling devices.

         8.02 Continuum Warranties.  Continuum warrants that:

                           (a) Continuum will be the lawful owner or user of all
                  software supplied by Continuum, Vantage or their Customers to DST installed at the DST Data Center from time to time and has, or will have before supplying such software to DST, or installing such software at the DST Data Center, the right to permit DST to use such software in the performance of this Agreement, and DST's possession and use of such software will not violate or in any way infringe upon the rights of third parties, including, but not limited to, property, contractual, employment, trade secrets, proprietary information and nondisclosure rights, or any trademark, copyright or patent rights; and

                           (b) Each  software  program  provided  by  Continuum,
                  Vantage or their Customers to DST hereunder, individually or together, is self-contained, can be mounted and operated upon DST's equipment, and Continuum has no actual knowledge that any of such software programs contain no viruses or other self-generating code or inconsistent or illogical direction which could cause computer equipment to malfunction or perform inefficiently and the operation thereof on DST's equipment will not occasion, cause or result in any damage to DST's equipment or DST's software programs. Continuum and Vantage shall obtain appropriate representations and warranties from their Customers that software provided by such Customers contain no such viruses or other self-generating code or inconsistent or illogical direction.

         9.  OBLIGATIONS OF PARTIES.

                  9.01 DST Obligations. DST agrees that it will comply in all material respects with all applicable Federal, State and local laws and regulations relating to the carrying out of the Data Processing Services by DST.

                  9.02 Continuum Obligations. Continuum agrees that it will use the Data Processing Services as provided by this Agreement, that it shall use such Data Processing Services only for its own proper business use in accordance with all applicable Federal, State and local laws and regulations, and tariffs, that it shall use said Data Processing Services in accordance with the conditions, rules and regulations which may be established or specified by applicable laws, regulations, or tariffs from time to time in order to ensure compliance with such laws, regulations and tariffs, and that it shall not use said Data Processing Services in any manner which might cause it or DST to violate any laws, rules or regulations applicable to either of them.

         10.  TERMINATION.

                  10.01 Default. Each party has the right to terminate this Agreement if the other party breaches or is in default of any material obligation hereunder which default is incapable of cure or which, being capable of cure, has not been cured within sixty (60) days after receipt of notice of such default (or such additional cure period as the nondefaulting party may authorize).

                  10.02 Acts of Insolvency. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition or bankruptcy, suffers or permits the appointment of a receiver for its business or assets (and, if involuntary, such receiver is not dismissed within thirty (30) days), or becomes subject to any proceeding under any bankruptcy or insolvency law (and such proceeding, if involuntary, is not dismissed within thirty (30) days), whether domestic or foreign, or has wound up or liquidated its business, voluntarily or otherwise.

                  10.03 Either party may terminate this Agreement effective upon the expiration of the initial term or at any time thereafter by written notice to the other at least [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] prior to the effective date of termination.

                  10.04 Rights and Obligations of the Parties on Termination. In the event that this Agreement expires or is terminated for any reason, each party shall forthwith return to the other at no extra cost, or certify in writing to the other the destruction of (if the other party in writing instructs that such be destroyed), all data, materials and other properties of the other party then in its possession. Prior to or contemporaneous with the consummation of the exchange of the foregoing properties, Continuum shall pay to DST all payments due for Data Processing Services and all costs and expenses incurred by DST up to the date of expiration or of termination of this Agreement.

         11.  CONFIDENTIALITY OF PROPRIETARY INFORMATION; SECURITY; PUBLICITY.

                  11.01 DST Ownership. DST does not convey nor does Continuum obtain any right in the Operating System Software, data or materials, including without limitation DST Documentation, utilized or provided by DST in the ordinary course of business in the performance of this Agreement, input materials and output materials, and the media upon which they are located (including, without limitation, cards, tapes, discs and other storage facilities used for the storage of application software).

                  11.02 Continuum Ownership. All Continuum and Continuum Customer data and records and application files, software, programs, packages or systems (together with, but not limited to, their source codes and related documentation and instructions), including without limitation the Continuum Application Software and Continuum Documentation, which have been provided to DST by Continuum (but not including any software listed in Appendix D as to which Continuum has transferred to DST all of its rights, title and interest ) in connection with the performance of Data Processing Services hereunder, and which may or may not be either confidential or proprietary, shall be the property of Continuum.

                  11.03 Proprietary Information. Each party acknowledges and agrees that any and all information emanating from the other's business in any form, including software, computer programs, operating, source and object codes, Documentation, Customer data, and any compilations of otherwise public information, is "Confidential and Proprietary Information" of the other party, and each party agrees that it will not permit the duplication, use, or disclosure of any such Confidential and

         Proprietary Information to any person (other than its own employee who must have such information for the performance of the obligations hereunder), unless such duplication, use or disclosure is specifically authorized in writing by an executive officer of the other party. Any disclosure by a party to consultants or other third parties will be made only if the recipient shall have executed an appropriate confidentiality agreement except where the other party has consented to disclosure without a confidentiality agreement. DST shall not be liable for any delays in resolution of any issue where such delay is caused by or arises out of DST's requiring a third party agent or representative to execute a Confidentiality Agreement. Each party shall be responsible for any unauthorized disclosure made by any of its employees, representatives or agents, and each party shall take appropriate action with respect to its employees, representatives or agents to ensure that the obligation of non-use and nondisclosure of Confidential and Proprietary Information under this Agreement can be fully satisfied. For the purposes of this subsection, the term "Confidential and Proprietary Information" is not meant to include any information which, at the time of disclosure, is generally known by the public; information disclosed to the other party by third parties having a right to do so and who have not imposed upon the party obligations of confidentiality in respect thereof; and information which is known to the other party prior to the disclosure (excluding Vantage Confidential and Proprietary Information known to DST at the effective date hereof). The confidentiality and non-disclosure obligations of this Section
         11.03 shall survive the expiration or termination of this Agreement.

                  11.04 Disclosure of the Other Party's Confidential Information. In the event that either party is served with a subpoena or any other order or request from a governmental body or any other entity or person for any confidential information belonging to the other party (including without limitation Continuum's computer-stored or backup files and/or programs), the party subject to the request shall, as soon as reasonably practicable, notify the other party of such subpoena, order or request and shall not, without the other party's prior written consent, accede to such subpoena, order or request unless required to do so under applicable laws and regulations or when otherwise necessary to avoid legal penalties, notwithstanding the other party's efforts, if any, to contest such subpoena, order or request.

                  11.05  File Security.

                           (a) DST will provide reasonable security  provisions,
                  with capabilities at least equal to those provisions which DST provides for its own confidential files, to protect Continuum's computer-stored files and/or programs from unauthorized access by third parties. DST shall use reasonable efforts to provide an environment at the DST Data Center in which Continuum can manage access security respecting Continuum and Continuum Customer data and software programs. Until such time as Continuum has a completely separate processing environment at the DST Data Center, and thereafter to the extent Continuum or its Customers have access to data and software programs other than Continuum and its Customers' data and software programs, Continuum agrees to employ and observe and cause its Customers to employ and observe all security procedures provided by DST.

                           (b) DST will  assign  Continuum  any  necessary  user
                  code(s), identification number(s) or code(s), user number(s), or other special identifying or system features (hereinafter "Continuum Identification Code(s)") as may be necessary to ensure that access to DST's computer and/or other data processing facilities chargeable to Continuum is confined to Continuum, its Customers, and their authorized representatives or agents. Continuum shall be responsible for any access by Continuum, its Customers, and their agents and employees to any DST or DST Customer data or software programs.

                           (c) Continuum shall take appropriate steps to protect
                  the use of such Continuum Identification Code(s), and DST will provide all assistance reasonably required. Continuum shall be responsible for and pay any costs or expenses incurred by DST pertaining to: (i) changing Continuum Identification Code(s) as necessary and (ii) for all charges or costs incurred under or in connection with the establishment, maintenance and administration of any Continuum Identification Code(s) established in accordance with this section. It is understood that Continuum assumes full responsibility for selection, distribution and use of any code or passwords as may be permitted or required by the particular service or Continuum or Continuum Customer involved.

                           (d) Except as required by law, at the request or direction of Continuum, or as required in the normal course of providing the Data Processing Services to Continuum hereunder, DST, will not (i) copy or endeavor to copy Continuum's or Continuum Customer's Application Software, computer programs, source or object codes and computer-stored files except as backup media for data protection or storage purposes in accordance with DST's standard security procedures, or (ii) attempt to translate or convert Continuum's computer-stored files and/or programs or any copies thereof from machine-readable form to human-readable form.

         12.  NONCONFORMING SERVICES; REGENERATION OF DATA.

                  12.01 Nonconforming Services. With respect to those Data Processing Services involving the processing or storage by DST's equipment of data transmitted or furnished by Continuum or its Customers, DST shall, at its own expense, promptly re-perform or otherwise correct any nonconforming data or the products thereof which are due to negligence, bad faith, or lack of due diligence on the part of DST or its employees in the performance of such Data Processing

         Services; provided, however, that DST shall not be responsible in any manner for any such nonconforming data which are caused in whole or in part by inaccurate and incomplete or improper input data, or failure or incomplete or improper performance by equipment not located at the DST Data Center or incomplete or improper performance by programs or software systems supplied by anyone other than DST. Failure by Continuum or its Customers to give notice of nonconforming data within five (5) business days after performance of Data Processing Services resulting in non-conforming data shall constitute acceptance thereof such that DST shall be entitled to charge Continuum for any services which Continuum or its Customers thereafter request be re-performed. Provided that DST effects such re-performance or correction promptly after notice from Continuum, such re-performance or correction of non-conforming data by DST is DST's sole obligation, responsibility and liability for providing non-conforming data.

                  12.02 Regeneration of Data. Should Continuum's or its Customer's data be lost or destroyed directly due to any failure of DST to perform its obligations under this Agreement or negligence, bad faith, or lack of due diligence of DST or any breach by DST of its security obligations under this Agreement, DST will be responsible at its own expense for the prompt regeneration of Continuum's or its Customer's data, provided Continuum furnishes the information required. Such regeneration of data by DST under this Section 12.02 is DST's sole obligation, responsibility and liability for lost or destroyed data.

         13.  INDEMNIFICATION AND LIMITATIONS ON DAMAGES.

                  13.01 DST shall not be responsible to Continuum for, and Continuum shall indemnify and hold DST harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liability, which may be asserted against DST by any third party or for which it may be liable, arising out of or attributable to:

                           (a) All  actions of DST  required  to be taken by DST
                  pursuant to this Agreement provided that DST has properly taken such actions under this Agreement, and has acted with reasonable care, in good faith and with due diligence.

                           (b) Continuum and its  Customers'  failure to utilize
                  the control procedures set forth and described in any DST, Continuum or, if applicable, Customer Documentation, or Continuum or its Customers' failure to verify promptly reports received through use of the Continuum System and DST Data Center;

                           (c) DST's  reasonable  reliance on, or reasonable use
                  of, in performing its duties and obligations hereunder, information, data, records and documents received by DST from Continuum or its Customers;

                           (d) The  reliance  on, or the  carrying  out of,  any
                  instructions or requests of Continuum or its Customers;

                           (e) The  offer  or sale of any  annuities,  insurance
                  contracts or any other products by Continuum or its Customers in violation of any requirement under any Federal or State laws or regulations applicable thereto including without limitation that such annuities, insurance contracts or other products be registered with any Federal agency or department or in such state or in violation of any stop order or other determination or ruling by any Federal agency or department or any State with respect to the offer or sale of such shares;

                           (f)  Failure  of   Continuum  to  have  any  required
                  registration or license in any state to perform any services for which Continuum in any way uses the Kansas City Data Center or the services provided by DST hereunder; and

                           (g) Continuum's or its Customers'  refusal or failure
                  to comply with the terms of this Agreement, or which arise out of Continuum's or its Customers' negligence or misconduct or which arise out of the breach of any representation or warranty of Continuum hereunder. 13.02 Except for matters which are the subject of Sections 12.01 and 12.02 where DST has re-performed or regenerated data, DST shall be responsible for and shall indemnify and hold Continuum harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to DST's refusal or failure to comply with the terms of this Agreement, or which arise out of DST's lack of reasonable care, bad faith or wilful misconduct or which arise out of the breach of any representation or warranty of DST hereunder; provided, however, DST is not entitled to indemnification therefor under this Agreement, and further provided that, IN THE EVENT OF ANY BREACH OF OR DEFAULT UNDER ANY PROVISION OF THIS AGREEMENT OR ACTION OR OMISSION BY DST WHICH ALLEGEDLY GIVES RISE TO A CLAIM FOR INDEMNIFICATION OR DAMAGES, DST'S LIABILITY WITH RESPECT THERETO, ARISING FROM OR IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT, OR FROM ANY SERVICES PROVIDED OR OMITTED TO BE PROVIDED UNDER THIS AGREEMENT, OR ANY REPRESENTATIONS OR WARRANTIES MADE IN OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, OR IN TORT, OR OTHERWISE, IS LIMITED TO, AND SHALL NOT IN THE AGGREGATE DURING THE TERM OF THIS AGREEMENT EXCEED, THE GREATER OF THE AMOUNTS PAID HEREUNDER BY CONTINUUM TO DST AS FEES AND CHARGES, BUT NOT INCLUDING OUT-OF-POCKET EXPENSES, DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE ASSERTION OF SUCH CLAIM OR $7.2 MILLION.

                  13.03 Within ten (10) days after the receipt by a party (the "Indemnified Party") of notice of any claim, determination, suit or cause of action with respect to which any other party is obligated to provide indemnification (the "Indemnifying Party") pursuant to this Agreement, the Indemnified Party shall give the Indemnifying Party written notice thereof and the Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding

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

         settlement of this matter. If the Indemnifying Party assumes such control, the Indemnified Party shall be entitled to participate in the defense and negotiations of such matter at its own expense; if the Indemnifying Party does not assume control of the defense and negotiations, the Indemnified Party may conduct such defense and negotiations and its reasonable costs and expenses shall be subject to indemnification. The parties agree to cooperate in such negotiations, defense or settlement and to give each other full access to any information relevant thereto. The Indemnified Party shall not enter into any settlement of such matter without the written consent of the Indemnifying Party, and the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any settlement entered into without the written consent of the Indemnifying Party. If the consent of the Indemnified Party is required to effectuate any settlement and the Indemnified Party refuses to consent to any settlement negotiated by the Indemnifying Party, then the liability of the Indemnifying Party for losses arising out of or due to such matter, including litigation costs and counsel fees, shall be limited to the amount of the rejected proposed settlement.

                  13.04 Neither party shall be in default by reason of any failure in performance of this Agreement in accordance with its terms (other than a required payment of money) if such a failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not restricted to, acts of God or of a public enemy, acts of a government, fires, floods and storms, epidemics, quarantine restrictions, strikes, freight embargoes, interruption, loss or malfunction of, or inability to obtain utilities, transportation, computer (hardware or software), or data transmission or communication service, and other unusually severe weather, but in every case the failure to perform must be beyond the reasonable control and without fault or negligence by the party failing to perform (a "Force Majeure Event"). In such event, the party who has been so affected shall immediately give notice to the other party and shall use its reasonable best efforts to resume performance. Upon receipt of such notice, those obligations under this Agreement affected by the Force Majeure Event shall be immediately suspended. The obligation of Continuum to pay for any performance of DST suspended by this Section
         13.04 shall likewise be suspended.

                  13.05 IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER OF THE PARTIES HERETO HAVE ANY LIABILITY TO ANY PERSON, INCLUDING WITHOUT LIMITATION THE OTHER PARTY, WITH RESPECT TO THIS AGREEMENT OR SUCH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT, FOR ANY PUNITIVE, CONSEQUENTIAL, EXEMPLARY, INDIRECT, LOSS OF PROFITS OR OTHER SPECIAL DAMAGES RESULTING FROM OR ARISING OUT OF OR DEFAULT IN THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS OR ANY ACT OR FAILURE TO ACT OR BREACH OF ANY REPRESENTATION OR WARRANTY HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. Any amounts Continuum is required to pay as damages to a Continuum Customer which resulted from a breach by DST of this Agreement shall be considered direct and not indirect damages to Continuum.

                  13.06 DST SHALL NOT BE RESPONSIBLE TO ANY THIRD PARTY FOR ANY REPRESENTATION, WARRANTY OR COVENANT THAT CONTINUUM OR ANY OF CONTINUUM'S REPRESENTATIVES, EMPLOYEES OR AGENTS MAKES CONCERNING THE CONTINUUM SOFTWARE AND SERVICES OR DST'S DATA PROCESSING CAPABILITY OR THE DST DATA CENTER, AND CONTINUUM HEREBY INDEMNIFIES DST FROM AND AGAINST ANY CLAIMS AGAINST DST BY THIRD PARTIES OR LIABILITIES OF DST TO THIRD PARTIES ARISING FROM ANY SUCH REPRESENTATION, WARRANTY OR COVENANT MADE BY CONTINUUM OR ANY CONTINUUM REPRESENTATIVE, EMPLOYEE OR AGENT; PROVIDED, HOWEVER, THIS SECTION 13.06 SHALL NOT LIMIT DST'S LIABILITY UNDER THIS AGREEMENT TO CONTINUUM FOR ANY BREACH BY DST OF THIS AGREEMENT.

                  13.07 Limitation on Action. Any action of any kind by Continuum against DST, or by DST against Continuum, arising as a result of this Agreement must be commenced within eighteen (18) months from the date the right, claim, demand, or cause of action shall first accrue.

                  13.08 At any time DST may apply to a person indicated on the Continuum's "Schedule of Authorized Personnel" (attached hereto as Appendix E), for instructions with respect to any matter arising in connection with this Agreement. DST shall not be liable for, and shall be indemnified by Continuum against, any action taken or omitted by DST in good faith in reliance upon such instructions.

         14. TAXES. Continuum shall be responsible for the payment of all taxes imposed as a result of this Agreement and its performance, except for any tax based on DST's net income and except for taxes upon equipment, software or other property owned or licensed by DST.

         15. REVIEW RIGHTS. DST shall keep full, accurate and complete records and accounts of all matters relating to the cost of operating the DST Data Center and providing Data Processing Services hereunder (the "Costs") and the calculation of the appropriate Baseline Parameter and cost per one (1) Fungible MIPS with respect thereto which calculation shall be made annually for the ensuing year. [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] Continuum or, subject to their execution of DST's Confidentiality Agreement, its independent accountants shall have the right to inspect and review such records and accounts at all reasonable times for the purpose of verifying the correctness of DST's computation of its Costs and the Baseline Parameter and for the purpose of any other matters arising out of this Agreement. The cost of such review shall be borne by Continuum.

         16. APPLICABLE LAW. This Agreement shall be governed by the laws of the state of Missouri (excluding that body of law applicable to choice of law).

         17. INSURANCE. Each party shall insure against losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any person or property which are the result of the fault or negligence of such party in connection with such party's performance under this Agreement, including without limitation, workman's compensation, public liability, property damage and automobile liability.

         18. ASSIGNMENT. Neither party shall assign, subcontract, transfer or otherwise dispose of this Agreement, or any interest therein, or the whole or any part of this Agreement, without the other party's prior written consent; however, either party may assign, without the prior written consent of but with notice to the other party, its rights and obligations under this Agreement in whole or in part to a wholly-owned subsidiary without the consent of the other party, provided that the assigning party shall remain the guarantor of, and primarily liable for, any obligations, financial or otherwise, arising from this Agreement.

         19.  DISPUTE RESOLUTION.

         19.01 Project Managers. DST and Continuum shall each designate a Project Manager who shall be the primary contact point within each company and who together shall attempt to resolve any issues or disputes arising under this Agreement. The Project Managers and others they deem appropriate shall meet periodically (at least [monthly]) to review performance of the parties under this Agreement. If any issue or dispute cannot be resolved by the Project Managers, such issue or dispute shall be referred for resolution to the Chief Executive Officers of DST and Continuum, or his designee (the Senior Executive Officers).

         19.02 Any dispute, controversy or claim arising out of or relating to this Agreement or a breach hereof which cannot be resolved by the Project Managers or Senior Executive Officers shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         19.03 Unless otherwise agreed by the parties hereto, the arbitral panel shall consist of three arbitrators, one to be appointed by each party hereto and the third to be appointed by the two arbitrators appointed by the parties hereto. In the event that a party fails to appoint an arbitrator within fifteen calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, the other party may request the American Arbitration Association to appoint an arbitrator for the party failing to make such appointment. In the event that the third arbitrator has not been appointed within thirty calendar days after any such dispute, controversy or claim has been referred to arbitration hereunder, then, in such event, either party hereto may request the American Arbitration Association to appoint such third arbitrator.

         19.04 The arbitration proceedings shall be held in Kansas City, Missouri. All parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The arbitral award shall be in writing and the arbitral panel shall provide written reasons for its award. The award of the arbitral panel shall be final and binding upon the parties hereto.

         19.05 The provisions of this Section 19 shall survive and bind the parties hereto, notwithstanding any expiration or termination of this Agreement. The provisions of this Section 19 shall be severable and binding on the parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal or unenforceable.

         19.06 Each party irrevocably and unconditionally consents to service of process upon it in any proceeding brought pursuant to this Agreement hereof by the mailing of a copy of any notice or pleadings by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 20.1 hereof. The foregoing shall not limit the right of each party to serve process in any other manner permitted by applicable law and shall not limit the ability of either party DST to bring any such proceeding or to obtain execution of any judgment or arbitration award rendered in any such proceeding in any jurisdiction in which the other party or any of its property or assets may be found.

         19.07 Continuum specifically waives any claim of forum non conveniens and specifically consents to jurisdiction and venue in any federal district court located in Jackson County, Missouri, United States of America and in any state court of Missouri located in Jackson County, United States of America, for any action or proceeding instituted pursuant to this Agreement hereof.

         20.  MISCELLANEOUS.

                  20.01 All notices between the parties hereto which may be required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or other generally accepted, national next-day delivery service, to the parties at the addresses set forth below or to such other address as the party to receive such communication has last designated by notice sent to the other party in accordance with the foregoing:

                  If to DST, to

                           DST Systems, Inc.
                           1055 Broadway, 9th Floor
                           Kansas City, Missouri  64105
                           Attn:  President

                  With a copy to:

                           DST Systems, Inc.
                           1055 Broadway, 9th Floor
                           Kansas City, Missouri  64105
                           Attn:  General Counsel

                  If to Continuum, to:

                           The Continuum Company, Inc.
                           9500 Arboretum Blvd.
                           Austin, Texas  78759
                           Attn:  President

                  With a copy to:

                           The Continuum Company, Inc.
                           9500 Arboretum Blvd.
                           Austin, Texas  78759
                           Attn:  General Counsel

                  20.02 The failure or delay of either party hereto to require performance by the other party hereto shall not affect the rights of such party to require performance and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by such party. Any waiver of a failure or delay in performance hereunder shall be effective only in accordance with its terms and may be restricted or conditioned in any way. No waiver of any failure or delay in performance hereunder shall constitute waiver of a continuance or reoccurrence of such failure or delay or of any other failure or delay, except as provided in such waiver. The rights granted to each party hereunder and any rights available to it at law or in equity shall be cumulative and may be exercised in whole or in part from time to time.

                  20.03 Continuum shall have no right, power or authority to obligate DST in any way to any contract, term or condition not set forth in this Agreement. There are not intended to be and there are no third party beneficiaries to this Agreement.

                  20.04 This Agreement, including any and all appendices attached hereto, each of which is incorporated herein by reference for all purposes as if fully and expressly set forth herein, constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

                  20.05 This Agreement cannot be modified or amended except by a written agreement signed by each party hereto.

                  20.06 This Agreement may be executed in two counterparts and each counterpart shall constitute an original of the Agreement but both such counterparts shall together constitute one and the same agreement. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

DST SYSTEMS, INC.                     THE CONTINUUM COMPANY, INC.

By:  KENNETH V. HAGER                 By:  W. MICHAEL LONG

Its: V.P. & Chief Financial Officer   Its: Chief Executive Officer

                                   APPENDIX A
                           BASELINE CALCULATION MODEL

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   APPENDIX B

        WINCHESTER DATA CENTER SERVICE LEVELS FOR THE CONTINUUM COMPANY

DEFINITIONS

         SYSTEMS: Defined to include an active Systems Control Program (SCP), a processor complex, and configured input/output devices; it does not include applications but is the platform that supports applications. Systems includes the software, provided by DST, that is included in the per-MIPS charge to Continuum.

         DEVELOPMENT SYSTEMS: That part of Systems on which Continuum performs program development work to support its customers. These systems do not support production processing but do allow for client access during times of education or marketing and certain stages of development.

         PRODUCTION SYSTEMS: That part of Systems on which Continuum supports production processes for its customers.

         SYSTEMS  AVAILABILITY:  The period of time that the Systems are capable
         of  supporting   applications.   This  is  sometimes   expressed  as  a
         percentage:

                Systems Scheduled - Systems Unscheduled
                Hours per Month     Outage Hours per Month
               -------------------------------------------      X    100%
                   System Scheduled Hours per Month

1.       CHANGE MANAGEMENT

         DST has responsibility for providing the weekly notification of all scheduled changes affecting Continuum Development Systems and Production Systems to the Continuum designated contact. DST will provide plans for change to Continuum as soon as possible.

         DEVELOPMENT SYSTEMS:  All changes planned for Development  Systems will be  presented to the  Continuum  staff via the  established  Change
             Management   process  in  place  at   Continuum.   Continuum   will
             participate in determining the impact and risk associated with planned changes and, where applicable, in planning the implementation dates.

         PRODUCTION SYSTEMS:  All changes planned for Production Systems require a minimum of ten (10) days notice prior to implementation. This lead-time will facilitate Continuum's required notification of its customers. These changes will be presented to Continuum production staff and account teams via the established Change Management process in place at Continuum. Continuum will participate in determining the impact and risk associated with planned changes and, where applicable, in planning the implementation dates. Continuum can defer a change which has not been adequately tested or if Continuum reasonably believes the processing of its customer's workload is at risk.

2.       PROBLEM MANAGEMENT

             DST will provide a method for logging and reporting problems which occur within the scope of the Continuum Systems. All problems will be assigned a severity level and the user reporting the problem will be informed of that assignment. DST will provide Help Desk telephone support twenty-four (24) hours per day, seven (7) days per week, except for DST holidays. DST will place calls about
             Production Systems on a higher priority than those about Development Systems. DST will respond to Continuum's service calls as follows:

             SEVERITY LEVEL:  1

                 DEFINITION:  A System is unavailable.

                 TIME FRAME FOR RESPONSE: Service Calls will be responded to within [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] of receipt. Resolution will begin promptly and continue until the problem is resolved or circumvented.

             SEVERITY LEVEL:  2

                 DEFINITION: System functionality is degraded causing disruption to normal work flow.

                 TIME FRAME FOR RESPONSE: Service Calls will be responded to within the same working day if the Service Call is received prior to 3:00 P.M. Central Time, or by 9:00 A.M. of the next working day if received after 3:00 P.M. Central Time. Reasonable efforts will be made to resolve the problem within [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

             SEVERITY LEVEL:  3

                 DEFINITION: Questions and non-critical problems.

                 TIME FRAME FOR RESPONSE: Service Calls are handled in "first in, first out" order and will be responded to by the end of the next business day. Reasonable efforts will be made to resolve the problem within [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]. Not all non-critical problems will be fixed if, in DST's reasonable judgment, such problems do not materially affect Continuum's use of the Systems.

3.      RESOURCE REQUESTS

             Resources include data storage (tape & DASD), software, CPU MIPS, technical support for Continuum specific projects, network and any other data center related items. DST will respond to all requests within [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] of receipt, excluding holidays and weekends, with an estimated availability of resources. Continuum's designated contact will review responses to resolve any cost issues.

4.      SYSTEM AVAILABILITY

             DST will perform Systems maintenance, a necessity, during the time period commencing at 12:01 AM Sunday and completing at 8:00 a.m. Sunday. Continuum reserves the right to cancel a scheduled preventative maintenance period based upon reasonable business requirements, upon at least seven (7) days prior written notice and consultation with DST.

             DEVELOPMENT SYSTEMS: DST shall achieve [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] Systems Availability.

             PRODUCTION SYSTEMS: DST shall achieve [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] Systems Availability.

5.      SYSTEM PERFORMANCE

             DST's responsibility for System Performance will be limited to consulting for Continuum to help Continuum ensure that there are sufficient system resources to meet Continuum's reasonable performance requirements.

6.      SUPPORT OF CONTINUUM'S CUSTOMERS

             DST will provide reasonable efforts to help Continuum support Continuum's customers and achieve Continuum's service level commitments. DST's efforts will be directed toward helping Continuum diagnose its own data processing problems and recommend to Continuum solutions to those problems. Any programming or other consulting work requested by Continuum and provided by DST shall be separately billed to Continuum at DST's then current time and materials rates.

                                   APPENDIX C
                                FEES AND CHARGES

         1. Fees and Charges for Data Processing Services to Continuum Group (subject to Section 2 below).

                  1.01 MIPS. DST shall provide Data Processing Services at an annual price of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]. The monthly invoice shall reflect the foregoing charge times the then applicable Current Contractual Amount divided by twelve (12). The [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] shall change from time to time in accordance with Section 1.03 hereof of this Appendix C.

                  1.02  Software Costs.

                  (a) Included in the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] set forth in Section 1.01 of this Appendix is the following third party software:

                             (i) All third party software including IBM software
                  installed at the DST Data Center and used by Vantage on September 30, 1993 as set forth on Appendix D and upgrades because of change of computer size and replacements for such software after September 30, 1993;

                            (ii) All third party software including IBM software
                  at Continuum's Austin, Texas data center (except only Supra) on September 30, 1993, as listed on Appendix D and upgrades because of change of computer size and replacements for such software after September 30, 1993;

                  (b) New third party software required, including IBM software, by Continuum after September 30, 1993 for its use or use of its Customers and upgrade fees for such software and additional fees for Supra, is not included in the Per MIPS Charge and all license and use fees for such software shall be paid by Continuum. "New third party software" shall include additional licenses of software described in
         Section 1.02(a) above and additional fees under existing licenses of such software which are required because Continuum, Vantage or a Continuum Customer or other party designated by any of them is granted use of or access to such software after September 30, 1993.

                  (c) All [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for periods after September 30, 1993 for all third party software described in subsections (a) and (b) above shall be paid by DST and included in the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

                  (d) All third party software costs and related maintenance costs incurred by DST as described in subsections (a) and (c) above shall be included in the calculation of the Baseline Parameter.

                  (e) If any of the third party software described in subsection
         (b) above is obtained by Continuum on the basis of a license fee or use charge which includes [INFORMATION OMITTED - CONFIDENTIAL TREATMENT], Continuum shall provide DST with copies of such fee or charge invoices and evidence of payment by Continuum, and a reasonable allocation of such fee or charge to [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] will be made by DST and such amount reimbursed to Continuum.

                  (f) If Continuum discontinues use of third party software, amounts attributable to such discontinued software will continue to be included in the calculation of the Baseline Parameter and in Continuum's software usage until any fee payment obligations that DST has incurred to obtain the right for Continuum to use such software are satisfied and with respect to prepaid fees, the amortization of such fees is completed.

                  1.03 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  (a)  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  (b)  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  (c)  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  (d)  [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                  (e) DST's  Termination  Right.  If,  but for the  [INFORMATION
         OMITTED - CONFIDENTIAL TREATMENT] ceiling described in paragraph (c) above, the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for Continuum's use of the Data Center exceeds [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for three consecutive months, DST may terminate this Data Processing Services Agreement by written notice to Continuum, with the effective date of termination being not earlier than nine months after the date such termination notice is delivered (the "Notice Period"). If DST has terminated under this Section 1.03, Continuum may, upon sixty (60) days written notice, change the effective date of termination to an earlier date in the Notice Period. If this Data Processing Service Agreement is terminated pursuant to this Section 1.03, DST will provide reasonable assistance to Continuum to convert to another data center at DST's then current time and material rates.

                  (f)      [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

         2.       Cost of Services to Vantage Business.

                  2.01 Cost per Contract. The current fee on the Effective Date of [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for Data Processing Services provided to Vantage with respect to Vantage and each Vantage Customer on the Effective Date shall continue until December 31, 1994.

                  2.02   Development   Costs.   The   [INFORMATION   OMITTED   -
CONFIDENTIAL TREATMENT] charge to Vantage for development use will continue through December 31, 1994.

                  2.03 Prior to January 1, 1995, the charges for the Vantage Business is set forth in Sections 2.01 and 2.02 of this Appendix C and all other Continuum Business is charged at the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]. Commencing on January 1, 1995, the price for all Data Processing Services including Continuum Business and Vantage Business shall be computed as follows:

                  (a) For the period from  [INFORMATION  OMITTED -  CONFIDENTIAL
         TREATMENT], the charge will be [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for up to [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for the period from [INFORMATION OMITTED - CONFIDENTIAL TREATMENT], the charge will be [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for up to [INFORMATION OMITTED - CONFIDENTIAL TREATMENT], plus [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for each of the next [INFORMATION OMITTED - CONFIDENTIAL TREATMENT], and the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] for all [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] utilized by Continuum (including the Vantage development).

                  (b) Commencing [INFORMATION OMITTED - CONFIDENTIAL TREATMENT] by Continuum (including the Vantage Business and development) will be charged at the [INFORMATION OMITTED - CONFIDENTIAL TREATMENT].

                  2.04 Other Vantage Charges. The additional charges described in Section 3 of this Appendix C shall also be payable with respect to the Vantage Business.

         3. In addition to the fees payable by Continuum to DST pursuant to Sections 1 and 2 of this Appendix C, Continuum shall pay the following additional charges:

           -  Forms

           - Postage (to be paid in advance if so requested) - Printing or Mailing Services - Computer Hardware leased from or through DST for use by Continuum, Vantage or Customers (other than Equipment leased under a separate agreement)

           - Telecommunications Equipment and communication lines leased by DST on behalf of or for Continuum or its Customers excluding the data communication network provided pursuant to Section 5.03

           - Magnetic Tapes, Reels or Cartridges shipped and not returned within ninety (90)days

           -  Magnetic Tape Handling Charges

           -  Microfiche/Microfilm

           -  Freight Charges

           - Proxy Processing, if DST used - per proxy mailed - not including postage see separate Proxy Fee Schedule)

                           Includes:  Proxy Card
                                      Printing
                                      Outgoing Envelope
                                      Return Envelope
                                      Tabulation

           - T.I.N. Certification (W-8 & W-9) (Postage associated with the return envelope is included)

           -  Off-site Record Storage

           - Second Site Disaster Backup Fee (per contract), if elected by Continuum or the applicable Continuum Customer(subject to a $5,000 per month credit)

                            EXHIBIT 1 TO APPENDIX C

                 [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                                   APPENDIX D

                                SOFTWARE LISTING

Pages 1 - 5       [INFORMATION OMITTED - CONFIDENTIAL TREATMENT]

                              APPENDIX D CONTINUED

DATA CENTER ASSETS SOLD AS OF 10/31/93

EQUIPMENT -- PURCHASED

              PROP #                        DESCRIPTION

              EQ1808                        3380 DIR ACCESS STORAGE DEVICE
              EQ1674                        CARTRIDGE RACKS
              EQ1813                        COMDISCO 01-SL31397099 PAY-OFF
              EQ1847                        COMDISCO-3380/AJ4 & 3380/BK4
              EQ1714                        CONTROL UNIT STACKER
              EQ1911                        CSI-(2) FIBER LINK CHANNELS
              EQ1783                        IBM 3174-01L
              EQ1715                        IBM 3151 MONITOR
              EQ1853                        IBM-3380 DIR ACCESS STORAGE
              LH0298                        LIBRARY STOR SHELVES
              2565                          MEDIA-EXTREME RACKS, ETC
              EQ1716                        IBM 3151 MONITOR
              EQ1597                        TAPE RACKS OPER (6)
              EQ1588                        TAPE RACKS OPERATIONS
              EQ1575                        TAPE RACKS OPERATIONS

EQUIPMENT -- LEASED

              PROP #                        DESCRIPTION

              EQ1967                        COMDISCO 3390 AK4'S
              EQ1968                        COMDISCO 3390 J03
              EQ1980                        CSI - 3380
              EQ1979                        CSI - 3380
              EQ1978                        CSI - 3380
              EQ1974                        IBM BASE EXT
              EQ1976                        IBM BASE EXT
              EQ1972                        IBM BASE EXT
              EQ1973                        IBM BASE EXT
              EQ1971                        IBM BASE EXT
              EQ1975                        IBM BASE EXT
              EQ1970                        IBM BASE EXT
              EQ2051                        IBM CREDIT - 3090 500J/50J
              EQ1969                        IBM DASD
              EQ1977                        IBM DIR ACCESS STORAGE

DATA CENTER ASSETS SOLD AS OF 10/31/93

PROGRAM AMORTIZATION

              PROP #                        DESCRIPTION

              SW0323                        ALLEN SYS GRP-IMPACT CPU LICENSE
              SW0269                        ALTAI-SFTWR-ZEKE/ZEBB/MVS/ESA
              SW0318                        ALTAI-ZARA/MVS/ESA PERM LICENSE
              SW0166                        ASSEMBLER H ILC
              SW0148                        CMS/MVS TOOLKIT
              SW0188                        CSA ANALYZER/ESA-CANDLE CORP
              SW0312                        DYLAKOR INC-QUIKJOB OS 3090/500J
              SW0251                        ENHANCED SFTWR-ESP-SPELL UPGRADE
              SW0270                        GOAL SYS-FAVER FOR MVS-UPGRADE/5000
              SW0210                        IBM GRADUATED GRP 50 BASIC
              SW0259                        IBM-CACHE RMF REPORTER
              SWO324                        IBM-ICFRU-MVS SYSTEM CATALOG
              SW0162                        INTEREST/MVS/XA UPGRADE
              SW0334                        LEGENT-VM PERM LIC MULTI-IMAGE
              SW0216                        MOBIUS-INFOPAC TAPESAVER
              SW0169                        OS CICS DBUG-AID
              SW0198                        PROJECT WORKBENCH-ADVANCED 3.1
              SW0135                        QUICKJOB
              SW0277                        SYSTEMS CENTER-VM ARCHIVE
              SW0200                        VMARCHIVE.VMBACKUP.VMTAPE
              SW0199                        VMSPOOL - PERM LICENSE


                                            VIASoft Existing Systems Workbench
                                            MACRO 4 Words online/MVS

LEASE/MAINT. AGREE OBLIGATIONS
DEPT. 812, 813, 814 AND 859

AS OF 10/31/93

#  DEPT         VENDOR                      DESCRIPTION

SOFTWARE #5026

   814         ALLEN SYSTEMS            MAINT FOR IBM 3090-500J

40 814         ALTAI SOFTWARE           MAINT FOR ZEKE/MVS/ESA
41 814         ALTAI SOFTWARE           MAINT FOR ZEBB/MVS/ESA
   814         ALTAI SOFTWARE           MAINT FOR ZARA/MVS/ESA
   814         AXIOS                    FETCH MAINT
   814         BMC SOFTWARE             MAINT - POINTER CHCKER PLUS
 1 814         BGS SYSTEMS              BEST/1-MVS MAINT.
 2 814         BGS SYSTEMS              CAPTURE/MVS LEASE RENEWAL
 3 814         BOOLE & BABBAGE          MAINT OF COMPUTER SWARE PPE

 4 814         CANDLE CORP.             MAINT. OF OMEGAMON/MVS
 4 814         CANDLE CORP.             MAINT. OF DEXAN/MVS
 4 814         CANDLE CORP.             MAINT OF CSA ANALYZER
 4 814         CANDLE CORP.             MAINT OF OMEGAMON PERF PAC FOR CICS
 4 814         CANDLE CORP.             MAINT OF AF OPERATOR

 5 814         CBL COMPUTE              CBLVCAT MO. LICENSE FOR CPU 3090/500J
 6 814         CBL COMPUTE              SELCOPY MO. LICENSE FOR CPU 3090/500J
   814         CHICAGO SOFT             MAINT FOR CMS/MVS TOOLKIT
   814         CHICAGO SOFT             MAINT FOR J2
 7 814         COMPUTER ASSOC.          LICENSE FOR LIBRARIAN BASE MVS
 8 814         COMPUTER ASSOC.          LICENSE FOR ROSCOE MVS
 9 814         COMPUTER ASSOC.          MAINT FOR VERIFY MVS
10 814         COMPUTER ASSOC.          MAINT FOR EASYTRIEVE PLUS MVS
12 814         COMPUTER ASSOC.          MAINT FOR OPTIMIZER MVS
13 814         COMPUTER ASSOC.          NINE/R+
14 814         COMPUTER ASSOC.          DASDCHECK
15 814         COMPUTER ASSOC.          INTERTEST W/XA-ESA
16 814         COMPUTER ASSOC.          CULPRIT MVS
17 814         COMPUTER ASSOC.          DISPATCH MVS
18 814         COMPUTER ASSOC.          PANVALET CMS OPEION MVS
19 814         COMPUTER ASSOC.          PANVALET MVS
   814         COMPUTER ASSOC.          TOP SECRET - VM
   814         COMPUTER ASSOC.          TOP SECRET - MVS

20 814         COMPUTERWARE CORP    MAINT FOR ABEND-AID/MVS ON 1-3090/500J
21 814         COMPUTERWARE CORP    MAINT FOR CICS ABEND-AID/MVS ON 1-3090/500J

22 814         COMPUTERWARE CORP    MAINT FOR XPEDITER/TSO

LEASE/MAINT. AGREE OBLIGATIONS
DEPTS. 812, 813, 814 AND 859

AS OF 10/31/93

#   DEPT     VENDOR                        DESCRIPTION

SOFTWARE #5026

    814     EMPACT                       CPV TYPE SOFTWARE
    814     ENHANCED SFTWR PRDESP        SPELL
    814     GOAL-SYS                     INSIGHT DB2
    814     IBM                          MVS/VM, ETC.
    814     IBM                          MVS/VM, ETC.
    814     IBM                          MVS/VM, ETC.
    910     IBM                          MVS/VM, ETC.
    814     LANDMARK SYS                 CICS/MVS

27  814     LEGENT CORP                  MAINT FOR MULTI-IMAGE ALLOCATION
28  814     LEGENT CORP                  MAINT FOR MULTI-IMAGE CONSOLE
29  814     LEGENT CORP                  MAINT FOR MULTI-IMAGE INTEGRITY

    814     LEGENT CORP                  FAVER/MVS ANNUAL MAINT
    814     LEGENT CORP                  ASTEX/50

30  814     LEGENT CORP                  MULTI-IMAGE ALLOCATION/VM PERM LIC FEE
    814     LEVI, RAY & SHOUP            VTAM PRINTER SUPPORT
    814     MACKINNEY                    ISPF VSAM UTILITY
    814     MACKINNEY                    ICF LISTCAT
    814     MACRO 4                      WORDS ONLINE/MVS

31  814     MACRO 4, INC.                LEASE FOR CPU 3090/070860
    814     MERRILL                      MXG SOFTWARE SUPPORT
    814     MICROTEMPUS                  TEMPUS LINK
32  814     NETEC INTERNAT'L             MAINT FOR CICS DUMP DISPLAY FAC SWARE
    814     PACE                         KOMMAND/DIRECT
    814     PLATINUM                     RC/QUERY-MIGRATOR
33  814     SAS INSTITUTE                LICENSE FOR OS SASC-R
    814     SAS INSTITUTE                SASC/GRAPH R/INSIGHT

    814     SAS INSTITUTE                OS SAS-R
    814     SAS INSTITUTE                OS SAS/GRAPH-R
    814     SAS INSTITUTE                OS SAS/STAT-R

    814     SFTWR ENG                    PDSFAST/DRIVER
    814     SFTWR ENG                    SAVRS
    814     SFTWR ENG                    TRMS
42  814     STERLING SOFTWARE            MAINT FOR VAM/VSAM
43  814     STERLING SOFTWARE            MAINT FOR VAM/DS
    814     STERLING SOFTWARE            COMPAREX FOR MVS
53  814     STERLING SOFTWARE            SYSTEM SUPPORT OF QUICKJOB SOFTWARE

44  814     STERLING SOFTWARE            MAINT FOR DMS/OS BASIC SYSTEM
45  814     STERLING SOFTWARE            MAINT FOR VSAM SUPPORT

LEASE/MAINT. AGREE OBLIGATIONS
DEPTS. 812, 813, 814 AND 859

AS OF 10/31/93

#   DEPT      VENDOR                   DESCRIPTION

SOFTWARE #5026

46  814     STERLING SOFTWARE       MAINT FOR VOLUME CONFIGURATOR
47  814     STERLING SOFTWARE       MAINT TOP SECRET INTERFACE
48  814     STERLING SOFTWARE       MAINT TSO/SPF INTERFACE


    814     SYNCSORT                SYNCSORT OS
    814     SYNCSORT                SYNCSORT CMS

49  814     SYSTEMS CENTER          SOFTWARE SUPT FEES FOR IBM 3090-VMSPOOL
50  814     SYSTEMS CENTER          SOFTWARE SUPT FEES FOR IBM 3090-VMBACKUP
51  814     SYSTEMS CENTER          SOFTWARE SUPT FEES FOR IBM 3090-VMARCHIV
52  814     SYSTEMS CENTER          SFTWR SUPT FEES FOR IBM 3090-VMTAPE/CMS


    814     VM/CMS                  VM/CMAP ANNUAL MAINT
38  814     XEROX                   ANNUAL SWARE LIC FEE/GFDL/MVS HOST SW


    850     DUN & BRADSTREET         GL SYSTEM
    850     DUN & BRADSTREET         PR/PS:E MVS

                                   APPENDIX E

                  [SCHEDULE OF CONTINUUM AUTHORIZED PERSONNEL]

                                    A-39